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                                                                    Exhibit 23.4


                            [CHINESE CHARACTERS]

                             HAIWEN & PARTNERS
                            [CHINESE CHARACTERS]
            1711, Beijing Silver Tower, 2, Dong San Huan North Road,
                  Chao Yang District, Beijing, 100027, P.R.C.
                  [CHINESE CHARACTERS](TEL):(8610)64106566
            [CHINESE CHARACTERS](FAX):(8610)64106928 or 64106929



                                                                October 25, 2004


    We hereby give our written consent to the submission of the Form F-1 and amendment thereto to the Securities and Exchange Commission in connection with the proposed offering of American depository shares representing the ordinary shares of China Netcom Group Corporation (Hong Kong) Limited with the inclusion therein of the references to our name and our opinion therein in the form and context in which they appear.







/s/ Haiwen & Partners
----------------------
Haiwen & Partners